UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Exponent, Inc.

(Name of Registrant as Specified In Its Charter)

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2018 NOTICE OF

ANNUAL STOCKHOLDERS MEETING

AND PROXY STATEMENT

Exponent, Inc.

149 Commonwealth Drive

Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2018

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Exponent, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 31, 2018, at 8:00 a.m. Pacific time, at 149 Commonwealth Drive, Menlo Park, California 94025, for the following purposes:

•	To elect six directors for a term of one year;

•	To ratify the appointment of KPMG LLP, as independent registered public accounting firm for the Company for the fiscal year ending December 28, 2018;

•	To approve, contingent upon the approval of the two-for-one stock split of the Company’s common stock as described below, an amendment to the Company’s Certificate of Incorporation to change the number of authorized shares of common stock to 120,000,000;

•	To approve, contingent upon the approval of the change in number of authorized shares of the Company’s common stock as described above, an amendment to the Company’s Certificate of Incorporation to effect a two-for-one stock split of the Company’s common stock;

•	To approve, on an advisory basis, the fiscal 2017 compensation of the Company’s named executive officers; and

•	To attend to other matters that may properly come before the Annual Meeting.

Stockholders owning the Company’s shares at the close of business on April 3, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

All stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting in person.

Please note that if you plan to attend the Annual Meeting in person and hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Check-in at the registration desk will be required.

FOR THE BOARD OF DIRECTORS

Richard L. Schlenker, Corporate Secretary

Menlo Park, California

April 17, 2018

EXPONENT, INC.

PROXY STATEMENT

FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Exponent, Inc., a Delaware corporation. The Annual Meeting of Stockholders will be held at the Company’s principal executive offices, 149 Commonwealth Drive, Menlo Park, California 94025, on Thursday, May 31, 2018 at 8:00 a.m. Pacific time. The telephone number for this location is (650) 326-9400.

What is the Purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon matters outlined in the accompanying notice of the Annual Meeting and transact such other business that may properly come before the Annual Meeting.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the Record Date, April 3, 2018, will receive notice of the Annual Meeting and are entitled to vote at the Annual Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon. There are no cumulative voting rights.

Please note that if you plan to attend the Annual Meeting in person and hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership on the Record Date. If you do not vote your proxy, your brokerage firm may either vote your shares on “routine” matters, or leave your shares without a vote (a “broker non-vote”). Proposal No. 2 is a “routine” matter. As a result, your brokerage firm is permitted to exercise discretionary voting authority to vote your shares for that proposal. Your brokerage firm may not exercise discretionary voting authority on “non-routine” matters and as such may not vote your shares with respect to Proposals No. 1, No. 3, No. 4, and No. 5, unless you provide your brokerage firm with voting instructions. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

We have provided our stockholders access to our proxy materials over the internet in accordance with rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”). Therefore, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 17, 2018 to all stockholders entitled to vote at the meeting. The Notice will have instructions for stockholders on how to access Exponent’s proxy materials via a website or how to request that a printed copy of the proxy materials be mailed to them. The Notice will also have instructions on how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.

The SEC has adopted rules that allow companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Exponent’s proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Exponent common stock that the broker or other nominee holder will be householding the proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Exponent common stock. We will deliver promptly, on written or oral request, a separate copy of our proxy materials, including our annual report to stockholders, to each stockholder participating in householding. To request that proxy materials be householded or to request separate copies of proxy materials, please contact us at: Corporate Secretary, 149 Commonwealth Drive, Menlo Park, CA 94025 or by telephone at (650) 326-9400.

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How Do I Vote?

You may vote by telephone, vote via the internet, or vote in person. To vote by telephone or via the internet, please follow the instructions provided in the Notice. If you elected to receive printed proxy materials, you may submit your proxy by mail. To vote by mail, you must sign your proxy card and send it in the enclosed prepaid, addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors:

•	for the six named nominees to the Board of Directors;
•	for the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditor for the fiscal year ending December 28, 2018;
•	for the amendment of the Company’s Certificate of Incorporation to change the number of authorized shares of common stock to 120,000,000;
•	for the amendment of the Company’s Certificate of Incorporation to effect a two-for-one stock split; and
•	to approve, on an advisory basis, the fiscal 2017 compensation of the Company’s named executive officers.

If you choose to vote in person, you will have an opportunity to do so at the Annual Meeting. You may either bring your Notice to the Annual Meeting, or if you do not bring your Notice, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date.

What if I Change My Mind After I Vote?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do so by voting by telephone or via the internet, by signing and delivering another proxy with a later date if you elected to receive printed proxy materials or by voting in person at the Annual Meeting. Your proxy with the latest date is counted.

What Does it Mean if I Receive More than One Notice?

It means you have multiple accounts with the transfer agent and/or with brokers. Please provide voting instructions for all Notices you receive.

What Constitutes a Quorum and What Vote is Required to Approve the Proposals?

The presence of the holders of record of a majority in voting interest of the shares of stock of the Company, as of the Record Date, entitled to be voted at the meeting and present in person or by proxy at the meeting constitutes a quorum at the Annual Meeting.

Shares that are voted “For” or “Against” proposals are treated as being present at the Annual Meeting for purposes of establishing a quorum and are deemed to be “votes cast” at the Annual Meeting with respect to the proposals. Abstentions and broker non-votes will also be included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

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Proposal No. 1 – Election of Directors requires that each director nominee receives a majority of votes cast "For" his or her election. Abstentions and broker non-votes are not counted as votes cast for or against a director nominee and as such will have no impact on Proposal No. 1 – Election of Directors.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon for approval. Abstentions will have the same effect as a vote against this proposal. Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm is considered to be a "routine" matter and, as such, the Company does not expect any broker non-votes on this proposal.

Proposal No. 3 – Approval of Amendment of the Company’s Certificate of Incorporation to Change the Number of Authorized Shares of Common Stock requires the affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the Record Date and entitled to vote thereon for approval. Abstentions will have the same effect as a vote against this proposal. Proposal No. 3 – Approval of Amendment of the Company’s Certificate of Incorporation to Change the Number of Authorized Shares of Common Stock is considered to be a “non-routine” matter and as such, failure to provide voting instructions on this proposal to your broker or other nominee holder of your shares will result in a broker non-vote. Broker non-votes will also have the same effect as a vote against this proposal.

Proposal No. 4 – Approval of Amendment of the Company’s Certificate of Incorporation to Effect a Two-For-One Stock Split requires the affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the Record Date and entitled to vote thereon for approval. Abstentions will have the same effect as a vote against this proposal. Proposal No. 4 – Approval of Amendment of the Company’s Certificate of Incorporation to Effect a Two-For-One Stock Split is considered to be a “non-routine” matter and as such, failure to provide voting instructions on this proposal to your broker or other nominee holder of your shares will result in a broker non-vote. Broker non-votes will also have the same effect as a vote against the proposal.

Proposal No. 5 – Advisory Vote on Named Executive Officer Compensation for Fiscal 2017 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon for approval. Abstentions will have the same effect as a vote against this proposal. Proposal No. 5—Advisory Vote on Named Executive Officer Compensation for Fiscal 2017 is considered to be a "non-routine" matter and as such, failure to provide voting instructions on this proposal to your broker or other nominee holder of your shares will result in a broker non-vote. Broker non-votes will have no impact on this proposal.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm and Proposal No. 5 – Advisory Vote on Named Executive Officer Compensation for Fiscal 2017, are advisory votes and as such, are not binding on the Company.

Signed, unmarked proxy cards are voted as recommended by the Board of Directors.

As of the Record Date, a total of 26,004,501 shares of the Company’s common stock, $.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s common stock, see “Security Ownership of Certain Beneficial Owners and Management.” The closing price of the Company’s common stock on the NASDAQ Global Select Market on the Record Date was $79.15 per share.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

A Board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified. The Board has determined that a majority of the members of the Board are independent directors within the meaning of applicable NASDAQ listing standards.

Required Vote

The Company’s Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. Each current director has provided an irrevocable, conditional resignation which is effective only if (i) he or she fails to receive the required majority vote at any Annual Meeting at which he or she face re-election and (ii) the board accepts such resignation. If an incumbent director fails to receive the required majority vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board.

The election of directors pursuant to this Proposal is an uncontested election, and, therefore, the majority vote standard will apply. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW:

Catherine Ford Corrigan, Ph.D.

Age:	49

Principal Occupation:	President of the Company

Recent Business Experience:	Dr. Corrigan joined the Company in 1996. She was promoted to Principal in the Biomechanics practice in 2002 and was appointed Group Vice President in May 2012. Dr. Corrigan was named President in July 2016. She earned her Ph.D. (1996) in Medical Engineering and Medical Physics and M.S. (1992) in Mechanical Engineering from the Massachusetts Institute of Technology and her B.S. in Bioengineering from the University of Pennsylvania. Prior to joining Exponent, Dr. Corrigan was a researcher in the Orthopaedic Biomechanics Laboratory at Beth Israel Hospital and Harvard Medical School. The Company believes that Dr. Corrigan’s leadership roles in the Company, and extensive and unique experience with the operations of the Company, qualifies her to serve as a director of the Company.

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Paul R. Johnston, Ph.D.

Age:	64

Director Since:	2009

Principal Occupation:	Chief Executive Officer of the Company

Recent Business Experience:	Dr. Johnston joined the Company in 1981 and has assumed increasingly responsible positions over time, most recently being named Chief Executive Officer in 2009. Dr. Johnston was elected to the Board of Directors in May, 2009. In his prior roles, Dr. Johnston was previously responsible for Exponent’s Health and Environmental businesses before assuming management of all of the Company’s consulting groups. He has also managed the Company’s network of offices. He is a Registered Professional Civil Engineer in the State of California. The Company believes that Dr. Johnston’s service as Chief Executive Officer of the Company, and extensive and unique experience with the operations of the Company, qualifies him to serve as a director of the Company. The Company also considered Dr. Johnston’s prior experience on and contributions to the Board in connection with his nomination.

Carol Lindstrom

Age:	64

Director Since:	2017

Principal Occupation:	Former Vice Chairman – Deloitte LLP

Recent Business Experience:	Ms. Lindstrom recently retired as vice chairman of Deloitte LLP, or Deliotte, a professional services firm, where she led strategic relationship management, and was also president of the Deloitte Foundation. She was a member of the Deloitte & Touche Tohmatsu Global Board of Directors for eight years. Ms. Lindstrom held many management and client leadership positions during her Deloitte career, including managing director of global strategic relationship clients in the United States; managing director of Deloitte’s e-business unit, dc.com; managing director of the Americas technology practice; managing director of the San Francisco and Orange County practices; and lead advisory and client service partner for many significant clients. Ms. Lindstrom joined Deloitte in 1995 after having served as a partner at Andersen Consulting for many years. The Company believes that Ms. Lindstrom’s record of success in senior leadership positions with large professional service organizations qualifies her to serve as a director of the Company.

Other Directorships:	Member of the Boards of Genpact Limited and Energous Corporation.

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Karen A. Richardson

Age:	55

Director Since:	2013

Principal Occupation:	Former Chief Executive Officer of E.piphany

Recent Business Experience:	Ms. Richardson has over 25 years of experience in the technology industry. She served as Chief Executive Officer of E.piphany, a customer relationship management software company, from 2003 to 2005. Ms. Richardson held several senior executive positions at E.piphany from 1998 to 2003. Prior to joining E.piphany, Ms. Richardson served as Vice President of Sales at Netscape Communications Corporation, an internet software company, from 1995 to 1998. The Company believes that Ms. Richardson’s record of success in senior leadership positions at technology companies qualifies her to serve as a director of the Company. The Company also considered Ms. Richardson’s prior experience on and contributions to the Board in connection with her nomination.

Other Directorships:	Member of the Boards of BT Group plc. and Worldpay, Inc.

John B. Shoven, Ph.D.

Age:	70

Director Since:	2007

Principal Occupation:	Professor of Economics, Stanford University

Recent Business Experience:	Dr. Shoven is currently the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. He was the Director of the Stanford Institute for Economic Policy Research from 1989 to 1993 and from 1999 to 2015. He served as Chairman of the Economics Department at Stanford University from 1986 to 1989 and as Dean of the School of Humanities and Sciences from 1993 to 1998. Dr. Shoven earned his Ph.D. in economics from Yale University and his bachelor’s degree in physics from University of California, San Diego. Dr. Shoven is a Fellow of the American Academy of Arts and Sciences, a recipient of the Paul A. Samuelson Award for Outstanding Scholarly Writing on Lifelong Financial Security, an award winning teacher at Stanford, and has published more than one hundred professional articles and twenty books. The Company believes that Dr. Shoven’s extensive academic experience and service as director of other public companies qualifies him to serve as a director of the Company. The Company also considered Dr. Shoven’s prior experience on and contributions to the Board in connection with his nomination.

Other Directorships:	Chairman of the Board of Cadence Design Systems, Inc. and a member of the Boards of American Century Funds and Financial Engines, Inc.

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Debra L. Zumwalt

Age:	62

Director Since:	2014

Principal Occupation:	Vice President and General Counsel, Stanford University

Recent Business Experience:

Ms. Zumwalt is currently the Vice President and General Counsel for Stanford University and its affiliated entities, including two hospitals. She has held this position since 2001. She is also a member of the University Cabinet. Ms. Zumwalt was a Partner with Pillsbury Winthrop Shaw Pittman LLP from 1993 to 2001 where she served on the executive board and as Managing Partner of the Silicon Valley office. The Company believes that Ms. Zumwalt’s senior leadership positions and her extensive legal background qualifies her to serve as a director of the Company. The Company also considered Ms. Zumwalt’s prior experience on and contributions to the Board in connection with her nomination.

Other Directorships	Huron Consulting Group, Inc.

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PENDING TRANSITION

On December 7, 2017, Exponent, Inc. announced that its Board of Directors intends to appoint Dr. Catherine Ford Corrigan, 49, currently Exponent’s President, as its Chief Executive Officer and President at its Board meeting following the annual stockholder meeting on May 31, 2018. Dr. Corrigan has also been nominated for election to the Board of Directors. Exponent’s current Chief Executive Officer, Dr. Paul R. Johnston, 64, is expected to become Chairman of the Board of Directors at that time. In addition, to assist in the transition, he will continue in an executive role on a half-time basis for twelve months. Michael R. Gaulke, 72, currently Exponent’s Chairman of the Board of Directors, will not stand for re-election at the annual stockholder meeting on May 31, 2018. Mr. Gaulke’s decision not to stand for re-election is not based on a disagreement with the Company. Exponent’s Board of Directors intends to appoint Dr. John B. Shoven, 70, as Lead Independent Director following the annual stockholder meeting on May 31, 2018.

BOARD INDEPENDENCE

The Board has determined that the following current members of the Board are independent directors within the meaning of applicable NASDAQ listing standards: Michael R. Gaulke, Carol Lindstrom, Karen A. Richardson, John B. Shoven, Ph.D. and Debra L. Zumwalt. In addition, during the part of fiscal 2017 that he served as a member of the Board, Stephen C. Riggins was considered independent within the meaning of applicable NASDAQ listing standards. Under applicable Securities and Exchange Commission and NASDAQ rules, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board that the director is independent. Except as discussed below regarding Ms. Zumwalt and transactions between Stanford University and the Company, no transactions required to be disclosed under SEC rules, and no other transactions, arrangements or relationships, existed or were considered by the Board in making its independence determinations.

In making its determination that Ms. Zumwalt is an independent director within the meaning of applicable NASDAQ listing standards, the Board considered transactions between the Company and Stanford University (“Stanford”), of which Ms. Zumwalt is the Vice President and General Counsel. During the past three fiscal years and during the current fiscal year to date, the Company performed consulting services for Stanford. The total amount paid for these consulting services was significantly less than 1% of either organization’s revenues. Given the relatively small amounts involved as compared to the revenues of each of the Company and Stanford, the Board concluded that the transactions at issue and Ms. Zumwalt’s relationship with Stanford did not affect Ms. Zumwalt’s status as an independent director.

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BOARD MEETINGS, COMMITTEES, AND BOARD LEADERSHIP

The Board held four meetings in fiscal 2017. Each director attended at least 75% of applicable Board meetings and committee meetings during fiscal 2017. The following table describes the Board’s committees including their current composition. The members of each committee are all independent directors within the meaning of applicable NASDAQ listing standards.

Committee Name/Number of Members	Function of Committee	Meetings in Fiscal 2017
AUDIT COMMITTEE Karen A. Richardson—Chairperson Carol Lindstrom John B. Shoven, Ph.D. Debra L. Zumwalt

•  Monitors the preparation of quarterly and annual financial reports by the Company’s management

•  Appoints and evaluates the Company’s independent registered public accounting firm, approves the scope of their audit services and related fees, as well as any other services being provided to the Company, meets with the auditor to discuss matters affecting the financial statements or internal control environment, including significant risks or significant unusual transactions, non-GAAP policies or other significant matters (including resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting) and oversees the independence of the Company’s registered public accounting firm

•  In consultation with management and the independent registered public accounting firm considers the integrity of the Company’s financial reporting process and controls regarding finance and accounting

8 meetings
HUMAN RESOURCES COMMITTEE Debra L. Zumwalt—Chairperson Carol Lindstrom Karen A. Richardson John B. Shoven, Ph.D.

•  Oversees the general compensation and benefit policies for all employees and the specific compensation plan for officers of the Company

•  Oversees the succession plan for the position of Chief Executive Officer

•  Oversees the employee development and management succession programs at the Company

•  Approves awards under the Company’s stock-based employee incentive plans

5 meetings
NOMINATING AND GOVERNANCE COMMITTEE John B. Shoven, Ph.D.—Chairperson Carol Lindstrom Karen A. Richardson Debra L. Zumwalt

•  Identifies individuals qualified to become Board members

•  Makes recommendations to the Board regarding nominations for the Board

•  Oversees the Board’s annual evaluation of its performance

•  Reviews and recommends to the Board compensation for non-employee directors

•  Oversees corporate governance

4 meetings

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The responsibilities of the Audit Committee, the Human Resources Committee and the Nominating and Governance Committee are set forth in written charters for each committee, which are available on the Company’s website at: http://www.exponent.com/corporate-governance/.

Board Leadership Structure and Risk Oversight

The Company currently separates the positions of Chief Executive Officer and Chairman of the Board. However, our Corporate Governance Guidelines permit the roles of the Chairman of the Board and the Chief Executive Officer to be filled by the same or different individuals. In the event that the Chairman of the Board is not an independent director, the independent members of the Board will designate a “Lead Independent Director.” The Lead Independent Director shall:

•	Chair any meeting of the independent directors in executive session;

•	Work with the Chairman of the Board and/or the Chief Executive Officer in the preparation of the Board’s annual work plan and in determining the need for special meetings of the Board;

•	Otherwise consult with the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board performance; and

•	Lead the deliberation and action by the Board or a Board committee regarding any offer, proposal or other solicitation or opportunity involving a possible acquisition or other change in control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization.

On December 7, 2017, Exponent, Inc. announced that its Board of Directors intends to appoint Dr. Catherine Ford Corrigan, 49, currently Exponent’s President, as its Chief Executive Officer and President at its Board meeting following the annual stockholder meeting on May 31, 2018. Dr. Corrigan has also been nominated for election to the Board of Directors. Exponent’s current Chief Executive Officer, Dr. Paul R. Johnston, 64, is expected to become Chairman of the Board of Directors at that time. In addition, to assist in the transition, he will continue in an executive role on a half-time basis for twelve months. Michael R. Gaulke, 72, currently Exponent’s Chairman of the Board of Directors, will not stand for re-election at the annual stockholder meeting on May 31, 2018. Mr. Gaulke’s decision not to stand for re-election is not based on a disagreement with the Company. Exponent’s Board of Directors intends to appoint Dr. John B. Shoven, 70, as Lead Independent Director following the annual stockholder meeting on May 31, 2018.

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The Board considers oversight of risk management to be a responsibility of the full Board. The Board’s role in risk oversight includes receiving regular reports from its committees and from members of senior management on areas of material risk to Exponent, including human resources, professional practice, client concentration, finance, facilities, information technology, cybersecurity, and business continuity. The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight. The Audit Committee oversees the integrity of the Company’s financial statements, risks related to the Company’s financial reporting process and internal controls, and the independent registered public accounting firm’s qualifications, independence and performance. The Human Resources Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Human Resources Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its stockholders, while seeking to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy. The Human Resources Committee also monitors the design and administration of the Company’s compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. The Nominating and Governance Committee is primarily responsible for identifying and recommending nominees for director and overseeing the annual board evaluation of its performance. Another important element of risk mitigation is ensuring a balanced, engaged and independent board.

Nominating and Governance Committee

As described in the previous table, the Nominating and Governance Committee of the Board identifies individuals qualified to become Board members, recommends that the Board select the director nominees for the next annual meeting of stockholders, oversees the Board’s annual evaluation of its performance and reviews and recommends to the Board compensation for non-employee directors. The committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and for periodically reviewing such guidelines. The members of the Nominating and Governance Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The responsibilities of this committee are set forth in the Nominating and Governance Committee Charter, which is available on the Company’s website at: http://www.exponent.com/corporate-governance/.

The information below describes the criteria and process that the Nominating and Governance Committee uses to evaluate candidates to the Board of Directors.

Criteria for Nomination to the Board of Directors. The Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ Global Select Market, that members of the Audit Committee meet the financial literacy requirements under the rules of the NASDAQ Global Select Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are recommended to the Board on the basis of the appropriate size, function and needs of the Board, taking into account that the Board as a whole should have competency in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; and (vii) corporate governance.

Stockholders’ Proposals for Nominees. The Nominating and Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Governance Committee c/o the Secretary of the Company, 149 Commonwealth Drive, Menlo Park, CA 94025, and should include, in addition to the other information required under our Bylaws, the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock that are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee. The nomination should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals and Nominations for the 2019 Annual Meeting.”

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Process for Identifying and Evaluating Nominees. The Nominating and Governance Committee believes the Company is well served by its current directors, and in the ordinary course re-nominates incumbent directors who continue to be qualified for Board service, have performed well and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating and Governance Committee may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates are selected based on input from members of the Board, senior management of the Company and, if the Nominating and Governance Committee deems appropriate, a third-party search firm. The Nominating and Governance Committee will evaluate each candidate’s qualifications and check relevant references. In addition, such candidates will be interviewed by at least one member of the Nominating and Governance Committee. Candidates meriting serious consideration will meet with the majority of the members of the Board. Based on this input, the Nominating and Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for approval of the stockholders, as appropriate.

The Company has not adopted a formal policy with respect to stockholder nominees. The Company expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2018 Annual Meeting. Dr. Johnston, Ms. Lindstrom, Ms. Richardson, Dr. Shoven, and Ms. Zumwalt are current directors standing for re-election. Dr. Corrigan is currently the Company’s President and was identified by the Nominating and Governance Committee as a candidate for director due to the Board of Directors’ intention to appoint Dr. Corrigan as its Chief Executive Officer and President following the annual stockholders meeting on May 31, 2018.

How to Contact the Board of Directors. Interested parties wishing to contact the non-management directors of the Company may do so by writing to them at the following address: Corporate Secretary, 149 Commonwealth Drive, Menlo Park, CA 94025. All letters received will be categorized by the Company’s Corporate Secretary, and then forwarded to the Company’s non-management directors.

The Company does not have a policy requiring the directors to attend the annual stockholders’ meeting. However, all of the Company’s directors in office at the time of our last annual stockholders’ meeting attended that meeting.

Code of Business Conduct and Corporate Governance

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers and members of the Board of Directors. The Company has also adopted a Code of Ethics applicable to its senior financial officers, including its Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Vice President, Corporate Controller and Treasurer. Copies of both documents are available on the Company’s website at: http://www.exponent.com/corporate-governance/. The Company intends to disclose any waivers from these codes in a report on Form 8-K filed with the SEC.

Risk Management

The Company takes a comprehensive approach to risk management and seeks to employ risk management principles in all of its management processes. This comprehensive approach is reflected in the reporting processes pursuant to which management provides information to the Board to support the Board’s role in oversight, approval and decision-making. The Board maintains oversight responsibility for the management of the Company’s risks, and closely monitors the information it receives from management to provide oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate levels of risk taking within the business.

Our Board also reviews the Company’s enterprise risk management (ERM) program to ensure that an appropriate ERM process is in place. This review includes a discussion of the major risk exposures identified by senior management and steps implemented to monitor and mitigate such exposures on an ongoing basis. In addition to these reviews, our senior executives with responsibility for various business functions provide the Board and its committees with periodic updates regarding the Company’s strategies and objectives, and the risks inherent thereto. Members of management most knowledgeable of relevant issues attend Board meetings to provide additional insight into items being discussed, including risk exposures. In addition, our directors have access to Company management at all times and at all levels to discuss any matters of interest, including those related to risk.

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Compensation of Directors

Members of our Board of Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company. Non-employee members of the Board of Directors receive:

•	An annual cash retainer of $65,000;
•	An annual restricted stock unit grant valued at $120,000 that cliff vests on the day prior to the Company’s next Annual Stockholder Meeting following the grant date;
•	$12,000 for service on the Audit Committee;
•	$40,000 for serving as Chairman of the Board of Directors;
•	$15,000 for serving as Chairperson of the Audit Committee;
•	$10,000 for serving as Chairperson of the Nominating and Governance Committee; and
•	$15,000 for serving as Chairperson of the Human Resources Committee.

Director Stock Ownership Guidelines

We believe that the financial interests of our directors should be aligned with those of our stockholders. On June 3, 2010 our Nominating and Governance Committee adopted stock ownership guidelines for all non-employee directors. The stock ownership guideline for non-employee directors is equal to two times the director’s annual cash retainer for board service. Stock that counts towards satisfaction of our stock ownership guidelines includes shares owned outright by the non-employee director or his or her immediate family members residing in the same household or in trust and restricted stock units, whether or not vested. The value of shares owned outright is calculated as Exponent’s prior 365-day average closing common stock price. The value of restricted stock units is the grant date fair value. The calculation is done at the beginning of each year. Non-employee directors are required to achieve their stock ownership guideline within five years of the date the guidelines were adopted or the start of their service, whichever is later. If a person’s stock ownership guideline increases, that person has a five-year period to achieve the new guideline. Until the guideline is achieved, the person is required to retain at least 50% of net shares delivered through our Restricted Stock Unit Program or the exercise of stock options. Net shares refer to those that remain after shares are sold or netted to pay the exercise price of stock options and withholding taxes. As of April 3, 2018, all non-employee directors met the stock ownership guidelines or are expected to meet the applicable ownership guidelines within the specified time period.

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DIRECTOR COMPENSATION IN FISCAL 2017

The following table sets forth information regarding outside director compensation during fiscal 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2)($)	Total ($)
Michael R. Gaulke	105,000	120,000	225,000

Carol Lindstrom	64,167	148,125	212,292

Karen A. Richardson	85,750	120,000	205,750

Stephen C. Riggins	38,333	-	38,333

John B. Shoven, Ph.D.	87,000	120,000	207,000

Debra L. Zumwalt	89,917	120,000	209,917

(1)	The amounts shown in this column represent the value of unvested restricted stock unit awards granted during fiscal 2017 in accordance with Accounting Standards Codification (“ASC”) 718. All equity-based awards have dividend equivalent rights (”DER”), which entitle the holder of the award to the same dividend value per share as holders of common stock. DER are subject to the same vesting and other terms and conditions as the corresponding stock award. DER are accumulated and paid when the underlying stock awards vest and are forfeited if the underlying stock awards are forfeited. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 29, 2017 regarding assumptions underlying the valuation of equity awards.

(2)	Each of our current outside directors was granted 2,021 restricted stock units on June 1, 2017 with a grant date fair value of $120,000. In connection with her appointment as a director on February 16, 2017, Ms. Lindstrom was also granted 485 restricted stock units with a grant date fair value of $28,125. The following unvested director restricted stock unit awards were outstanding as of December 29, 2017: Mr. Gaulke - 2,021, Ms. Lindstrom – 2,506, Ms. Richardson – 2,021, Dr. Shoven - 2,021 and Ms. Zumwalt – 2,021.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is responsible for general oversight of the Company’s financial accounting and reporting process. The Committee’s primary responsibilities fall into three broad categories:

•	first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about quarterly and annual financial statements and key accounting and reporting matters;

•	second, the Committee is responsible for matters concerning the relationship between the Company and its independent registered public accounting firm, including their appointment or removal; approving the scope of their audit services and related fees, as well as any other services being provided to the Company; and overseeing the independence of the Company’s registered public accounting firm; and

•	third, the Committee in consultation with management and the independent registered public accounting firm considers the integrity of the Company’s financial reporting processes and controls regarding finance and accounting.

The Committee’s responsibilities are presented in detail in the complete charter of the Committee, which is available on the Company’s website at: http://www.exponent.com/corporate-governance/. The charter reflects standards set forth in the applicable SEC regulations and the NASDAQ Global Select Market rules. Audit Committee members are independent as defined by these regulations and rules. The Board of Directors has determined that Ms. Richardson and Dr. Shoven are “audit committee financial experts” as such term is defined by these rules and regulations.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it considers necessary or appropriate to each of the matters assigned to it under the Committee’s charter.

In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all quarterly and annual financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee discussed the statements with both management and the independent registered public accounting firm. The Committee discussed with KPMG LLP the matters required to be discussed pursuant to applicable auditing standards adopted by the Public Company Accounting Oversight Board together with the guidelines established by the SEC and the Sarbanes-Oxley Act, including, among other items, matters related to the conduct of the audit of the consolidated financial statements by the independent registered public accounting firm and its audit of the effectiveness of internal control over financial reporting pursuant to Section 404.

The Audit Committee has received from KPMG LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit services, and considered the compatibility of non-audit services with KPMG’s independence.

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On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2017, for filing with the SEC.

Members of the Audit Committee

Karen A. Richardson, Chairperson
Carol Lindstrom
John B. Shoven, Ph.D.
Debra L. Zumwalt

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RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been the independent registered public accounting firm that audits the financial statements of the Company since 1987. In accordance with standing policy, KPMG LLP periodically changes the personnel who work on the audit. In addition to performing the audit of the Company’s consolidated financial statements, and effectiveness of internal control over financial reporting, KPMG LLP provided various other services during fiscal 2017. The aggregate fees incurred during fiscal 2017 and fiscal 2016 for each of the following categories of services are set forth below:

	Fiscal 2017 Fees	Fiscal 2016 Fees
Audit Fees	$761,500	$716,000
Audit-Related Fees	-	-
Tax Fees	105,000	99,000
All Other Fees	-	-
Total Fees	$866,500	$815,000

Audit Fees. Consists of fees incurred for professional services rendered for the audit of the Company’s consolidated financial statements and effectiveness of internal controls over financial reporting, and review of the interim consolidated financial statements included in quarterly reports. This includes fees for accounting consultations on matters reflected in the financial statements. Audit fees also include audit or other attest services required by statute or regulation (foreign or domestic) such as consents and reviews of SEC filings.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” No audit related fees were incurred during fiscal years 2017 or 2016.

Tax Fees. Consists of fees billed or expected to be billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

All Other Fees. No other fees were incurred during fiscal years 2017 or 2016.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 28, 2018. KPMG LLP has audited the Company’s financial statements since 1987. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

Required Vote

The ratification of the appointment of KPMG LLP will require the affirmative vote of a majority of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

In the event that the stockholders do not approve the selection of KPMG LLP, the Audit Committee of the Board of Directors will reconsider the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018.

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PROPOSAL NO. 3

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

TO CHANGE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On April 3, 2018, the Board of Directors unanimously approved a proposal to amend the Company’s Certificate of Incorporation to change the number of authorized shares of common stock. The Board of Directors believes that this proposal is in the best interests of the Company and its stockholders.

The Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment of Restated Certificate of Incorporation of the Company dated May 28, 2015 (the “Certificate of Incorporation”), currently authorizes an aggregate of 82,000,000 shares of capital stock, consisting of 80,000,000 shares of common stock (par value $0.001 per share) and 2,000,000 shares of preferred stock (par value $0.001 per share). The Company proposes to further amend its Certificate of Incorporation to change the number of authorized shares of common stock to 120,000,000. The Company is not proposing any change to the number of authorized shares of preferred stock. This change would be accomplished by amending paragraph (A) of Article Fourth of the Certificate of Incorporation to read in its entirety as follows:

“(A)    This Corporation is authorized to issue two classes of stock, preferred stock and common stock. The authorized number of shares of capital stock is One Hundred Twenty-Two Million (122,000,000) shares, of which the authorized number of shares of preferred stock is Two Million (2,000,000) and the authorized number of shares of common stock is One Hundred Twenty Million (120,000,000). The stock, whether preferred stock or common stock, shall have a par value of one-tenth of one cent ($0.001) per share.”

Implementation of the change in the number of authorized shares of the Company’s common stock is expressly contingent upon approval by the Company’s stockholders of this Proposal No. 3 and approval by the Company’s stockholders of Proposal No. 4, which would amend the Company’s Certificate of Incorporation to effect a two-for-one stock split of the Company’s common stock. As described in this Proposal No. 3, the approval of Proposal No. 3 will allow the Company to increase the number of shares of common stock that may currently be issued, thereby facilitating the proposed two-for-one stock split as described in Proposal No. 4.

Purposes and Effects of Proposed Change in the Number of Authorized Shares of Capital Stock

The primary purpose of increasing the number of shares of common stock that may be issued is to facilitate the proposed two-for-one stock split as described in Proposal No. 4. The additional shares of common stock available for use by the Company would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of common stock.

The increase in the number of shares of common stock available for use by the Company would make additional shares of common stock available for issuance for such purposes as the Board of Directors may determine to be advantageous for the Company, including but not limited to future stock dividends and stock splits, future employee benefit plans and acquisitions and the raising of additional capital. Issuance of the additional available shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. Except with respect to shares that may be issued through means of a stock split, as described in Proposal No. 4, and shares reserved for issuance under the Company’s stock plans, as of the date of this Proxy Statement the Board of Directors does not have any agreements, commitments or plans with respect to the issuance of any additional shares of common stock. If the Board of Directors deems it to be in the interests of the Company and its stockholders to issue additional shares of common stock in the future, the Board of Directors generally will not seek further authorization by vote of the Company’s stockholders (unless such authorization is otherwise required by law or regulation).

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The additional shares of common stock that would become available for issuance if this Proposal No. 3 is approved could have an anti-takeover effect. The additional shares of common stock could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any attempts directed at the Company), stockholders should be aware that approval of this Proposal No. 3 could facilitate future efforts by the Company to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effective Date

If the Company’s stockholders approve the proposed amendment to our Certificate of Incorporation effecting the change in the number of authorized shares of common stock, it will become effective upon filing with the Secretary of State of the State of Delaware, which the Company anticipates doing as soon as practicable following stockholder approval. However, even if the Company’s stockholders approve the proposed amendment, the Board of Directors reserves the right to elect not to proceed with the amendment if, at any time prior to filing the amendment, the Board of Directors determines that it is no longer in the best interests of the Company and its stockholders to proceed with the amendment to the Certificate of Incorporation to change the number of shares of authorized common stock. If Proposal No. 4 is not passed by the Company’s stockholders, then the Company will not file the amendment effecting the change in the number of authorized shares of capital stock. If this Proposal No. 3 and Proposal No. 4 are passed by the Company’s stockholders, then the Company may elect to file both amendments described in this Proposal No. 3 and Proposal No. 4 together in the same filing.

Required Vote

The approval of the amendment to the Certificate of Incorporation to change the number of shares of authorized common stock will require the vote of a majority of the shares of the Company’s common stock issued and outstanding as of the Record Date and entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as “AGAINST” votes on this Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS

PROPOSAL NO. 3.

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PROPOSAL NO. 4

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A TWO-FOR-ONE STOCK SPLIT

On April 3, 2018, the Board of Directors unanimously approved a proposal to amend the Company’s Certificate of Incorporation to effect a two-for-one stock split. The Board of Directors believes that this proposal is in the best interests of the Company and its stockholders.

The Company proposes to amend its Certificate of Incorporation to effect a two-for-one stock split of the Company’s common stock by changing and converting each of the issued and outstanding shares of common stock of the Company, and each share of common stock held in the Company’s treasury, to two shares of common stock. This stock split would be accomplished by the addition of the following statement to the end of paragraph (A) of Article Fourth of the Certificate of Incorporation:

“Effective as of 5:00 p.m. Eastern Time on the date this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation is filed with the Secretary of State of Delaware, each one (1) share of common stock of this Corporation outstanding, and each one (1) share of common stock held in this Corporation’s treasury, shall, automatically and without any action on the part of the respective holders thereof, be reclassified, converted and changed into two (2) fully paid and nonassessable shares of common stock, par value of one-tenth of one cent ($0.001) per share, of this Corporation.”

Implementation of the two-for-one stock split of the Company’s common stock is expressly contingent upon approval by the Company’s stockholders of this Proposal No. 4 and approval by the Company’s stockholders of Proposal No. 3, which would amend the Company’s Certificate of Incorporation to change the number of authorized shares of the Company’s common stock. As described in Proposal No. 3, the approval of Proposal No. 3 will allow the Company to increase the number of shares of common stock that may currently be issued, thereby facilitating the proposed two-for-one stock split as described in this Proposal No. 4.

Purposes and Effects of Proposed Two-for-One Common Stock Split

The Board of Directors anticipates that the increase in the number of outstanding shares of common stock of the Company resulting from a two-for-one stock split will increase liquidity in the trading of the Company’s common stock. The common stock is listed for trading on the Nasdaq Stock Market, and the Company will apply for listing of the additional shares of common stock to be issued in the event the proposed stock split is approved. If the proposed amendment is adopted, each stockholder of record at 5:00 p.m. Eastern Time on the date the amendment to the Certificate of Incorporation effecting the stock split is filed with the Secretary of State of Delaware would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of common stock, par value $0.001 per share, for each share of common stock then owned of record by such stockholder. In addition, each share of common stock held in the Company’s treasury will be converted to two shares of common stock. The approval of this Proposal No. 4 is an express condition to Proposal No. 3 to change the number of authorized shares of the Company’s capital stock.

In accordance with the various equity compensation plans of the Company, it will be necessary to make appropriate adjustments in the number of shares of common stock that remain available for issuance pursuant to such plans, as well as in the number of shares and price of common stock subject to outstanding awards under such plans. Generally, the number of shares that remain available for issuance pursuant to such plans will be doubled, the number of shares subject to outstanding awards under such plans will be doubled, the exercise price per share of stock options granted under such plans will be divided by two, and the maximum number of shares of common stock pursuant to awards that may be granted to an eligible employee under such plans in any year will double.

The Company anticipates paying quarterly dividends each year in March, June, September and December. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of The Company’s Board of Directors. The Company expects that any such future dividends would, on a per share basis, be proportionately adjusted.

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The Company is of the opinion that the proposed stock split would result in no gain or loss or realization of taxable income to owners of common stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of common stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding period for the original share of common stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders are urged to consult their tax advisors.

If stockholders dispose of their shares after the stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. If the proposed amendment is adopted, the stockholders’ equity accounts of the Company will increase because the par value of a share of common stock after the split will remain unchanged at $0.001 per share, while the number of shares issued and outstanding will double.

Effective Date and Procedure for Issuance of Shares for Stock Split

If the Company’s stockholders approve the proposed amendment to our Certificate of Incorporation effecting the stock split, it will become effective upon filing with the Secretary of State of the State of Delaware without any further action on the part of the Company or the holders of shares of the Company’s common stock and whether or not certificates representing such holders’ shares prior to the stock split are surrendered for cancellation. However, even if the Company’s stockholders approve the proposed amendment, the Board of Directors reserves the right to elect not to proceed with the amendment if, at any time prior to filing the amendment, the Board of Directors determines that it is no longer in the best interests of the Company and its stockholders to proceed with the amendment to the Certificate of Incorporation to effect the stock split. If Proposal No. 3 is not passed by the Company’s stockholders, then the Company will not file the amendment effecting the stock split. If Proposal No. 3 and Proposal No. 4 are passed by the Company’s stockholders, then the Company may elect to file both amendments described in Proposal No. 3 and this Proposal No. 4 together in the same filing.

Stock certificates or book-entries dated as of a date prior to the effective time of the stock split representing outstanding shares of common stock will, immediately after the effective time of the stock split, represent a number of shares equal to the same number of shares of common stock as is reflected on the face of such certificates or book-entries, multiplied by two. Certificates representing shares of common stock should be retained by each stockholder and should not be returned to the Company or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange. UNLESS REQUESTED TO DO SO, STOCKHOLDERS OF RECORD SHOULD NOT DESTROY OR RETURN ANY EXISTING STOCK CERTIFICATE(S) REPRESENTING SHARES OF COMMON STOCK ISSUED PRIOR TO THE STOCK SPLIT.

Required Vote

The approval of the amendment to the Certificate of Incorporation to effect the stock split will require the vote of a majority of the shares of the Company’s common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as “AGAINST” votes on this Proposal No. 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS

PROPOSAL NO. 4.

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PROPOSAL NO. 5

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION FOR FISCAL 2017

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. Although the vote is advisory and is not binding on us or on our Board of Directors, our Human Resources Committee will take into account the outcome of the vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address stockholder concerns.

We believe that our compensation philosophy has allowed us to attract, retain, and motivate qualified executive officers who have contributed to our success. For more information regarding the compensation of our named executive officers and our compensation philosophy, we encourage you to read the section of this proxy entitled “Executive Officer Compensation – Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables for a more detailed discussion of our compensation policies and practices.

We are asking for stockholder approval of the compensation of our named executive officers in accordance with SEC rules (including without limitation, Section 14A of the Securities Exchange Act of 1934, as amended). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

This non-binding advisory is currently scheduled to be conducted every year. The next advisory vote on named executive officer compensation is expected to take place at our 2019 annual meeting of stockholders (the “2019 Annual Meeting”).

Required Vote

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for advisory approval of this proposal.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement on an advisory basis pursuant to the compensation disclosure rules of the SEC.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates beneficial ownership of the Company’s common stock as of April 3, 2018. It includes stockholders known by the Company to beneficially own more than 5% of the Company’s common stock, the Company’s directors, the executive officers of the Company named in the Summary Compensation Table, and the directors and executive officers of the Company as a group. A total of 26,004,501 shares of the Company’s common stock were issued and outstanding as of April 3, 2018.

Name and Address of Beneficial Owners	Number of Shares Beneficially Owned (1)	Percent of Total (1)
BlackRock, Inc. (2)	3,214,719	12.4%
55 East 52nd Street
New York, NY 10055
The Vanguard Group (2)	2,403,902	9.2%
100 Vanguard Blvd.
Malvern, PA 19355
Neuberger Berman Group LLC (2)	2,109,034	8.1%
1290 Avenue of the Americas
New York, NY 10104
Richard L. Schlenker (3)	345,629	1.3%
Paul R. Johnston, Ph.D. (4)	129,341	*
Michael R. Gaulke (5)	70,671	*
Catherine Ford Corrigan Ph.D. (6)	41,638	*
John B. Shoven, Ph.D. (5)	31,741	*
Steven J. Murray, Ph.D.	12,396	*
Harri K. Kytomaa, Ph.D.	10,684	*
Karen A. Richardson (5)	10,533	*
Debra L. Zumwalt (5)	9,461	*
Carol Lindstrom (5)	2,506	*
All Directors & Executive Officers (15 persons) (7)	697,102	2.7%

*	Represents less than one percent of the outstanding common stock of the Company.
(1)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of April 3, 2018, through the exercise of any stock option or other right. The denominator of the calculation consists of shares the director’s and executive officer’s have the right to acquire through the exercise of any stock option or other right within sixty days of April 3, 2018, plus the Company’s total shares outstanding as of April 3, 2018. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(2)	Based on information contained in a report on Schedule 13G/A filed on January 23, 2018 for BlackRock, Inc., who has sole voting power over 3,155,093 shares and sole dispositive power over 3,214,719 shares, a report on Schedule 13G/A filed on February 9, 2018 for The Vanguard Group, who has sole voting power over 50,096 shares, shared voting power over 4,077 shares, sole dispositive power over 2,351,736 shares and shared dispositive power over 52,166 shares, a report on Schedule 13G/A filed with the SEC on February 15, 2018 for Neuberger Berman Group LLC, who has shared voting power over 2,093,734 shares and shared dispositive power over 2,109,034 shares.
(3)	Includes 144,000 shares of common stock subject to options exercisable within sixty days of April 3, 2018.
(4)	Includes 96,000 shares of common stock subject to options exercisable within sixty days of April 3, 2018.
(5)	Includes 2,021 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 3, 2018.
(6)	Includes 10,000 shares of common stock subject to options exercisable within sixty days of April 3, 2018.

(7)	Includes 250,000 shares of common stock subject to options exercisable within sixty days of April 3, 2018 and 10,105 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 3, 2018.

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Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during fiscal 2017, all filings with the SEC, by its executive officers, directors and 10% stockholders complied with requirements for reporting ownership or changes in ownership of Company common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except for the following: A failure to file a Form 4, Statement of Changes in Beneficial Ownership, on a timely basis for Stephen C. Riggins with regards to the sale of 1,500 shares of Company stock on February 6, 2017. The form 4 for this sale was filed on February 14, 2017.

Compensation Committee Interlocks and Insider Participation

During fiscal 2017, Ms. Lindstrom, Mr. Riggins, Ms. Richardson, Dr. Shoven, and Ms. Zumwalt served as members of the Human Resources Committee. No member of the Human Resources Committee is or was formerly an officer or an employee of the Company or any of its subsidiaries.

No interlocking relationship exists between the Company’s Board of Directors or Human Resources Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

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EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our Chief Executive Officer, our Executive Vice President and Chief Financial Officer and our other three most highly-compensated executive officers, as determined in accordance with applicable SEC rules and as set out in the “Summary Compensation Table.” We collectively refer to these five individuals as our “named executive officers.”

General Philosophy. Our fundamental compensation philosophy is to align management’s incentives with the long-term interests of our stockholders, create a sense of partnership and to provide a retention vehicle. We strive to compensate our named executive officers competitively with executives and consulting professionals throughout the industry and geographies in which we operate. Executive officer compensation is based on the performance of the Company, individual achievements and the competitive environment. Individual performance assessments are based on appraisals of financial performance, professional accomplishments and leadership that meet the level of excellence demanded. We use a total compensation approach for our named executive officers, in which each element of compensation is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the objectives of both that particular element of compensation and our overall compensation program. During our Board and committee meetings on September 14, 2017, we considered the results of the “say on pay” proposal from our 2017 proxy, on which 97.5% of votes cast by our stockholders were in support of our executive compensation policies and decisions for fiscal 2016. Our approach for fiscal 2017 on compensation policies and decisions remained consistent with our 2016 approach and no substantial changes were made during fiscal 2017. Our compensation program consists of the following elements: base salary, bonus, equity compensation and other benefits.

Board Process. The responsibility for determining the compensation of our named executive officers has been delegated by the Board of Directors to the Human Resources Committee (which is hereinafter referred to as the “Committee”). As described in more detail below, the Committee’s responsibilities include establishing the general compensation policies for all employees and overseeing the specific compensation for officers of the Company. The Committee regularly reviews these compensation programs and makes adjustments as appropriate to accomplish its objectives. The Committee met five times during fiscal 2017.

In the case of the Chief Executive Officer, the Committee reviews the Chief Executive Officer’s written assessment of his performance, evaluates the performance of the Chief Executive Officer relative to his objectives and determines the appropriate compensation. For the other executive officers, the Chief Executive Officer evaluates their performance and presents his evaluation and compensation recommendations to the Committee for review and approval. The Committee also approves all equity compensation grants. The Charter of the Committee is available on our website at: http://www.exponent.com/corporate-governance/.

The Charter of the Committee provides for the Committee to retain, and terminate as necessary, a compensation consultant. During 2016, the Committee engaged Compensia, an executive compensation consulting firm, to provide recommendations regarding the framework for performance objectives, as discussed below, and a group of publicly-traded professional service companies with revenue, operating income and business focus comparable to Exponent that will be used to develop competitive compensation data for our Chief Executive Officer and our Executive Vice President and Chief Financial Officer. For fiscal 2017, the Committee reviewed competitive compensation data for the chief executive officer and chief financial officer of nine publicly-traded professional service companies recommended by Compensia with revenue, operating income, market capitalization, and business focus comparable to Exponent. Those companies included The Advisory Board, The Corporate Executive Board, CRA International, Heidrick and Struggles, Huron Consulting Group, ICF International, Korn/Ferry International, Navigant Consulting, and Resources Connection. There were no changes in comparable companies from 2016. During 2017, the Committee also reviewed executive compensation survey data compiled by Radford, a compensation survey provider, for chief executive officers and chief financial officers of publicly-traded companies in Northern California with annual revenues in the $200 million to $999 million range. The Committee does not target compensation against a specific percentile or range of percentiles within any peer group because there are no comparable companies that offer the same technical capability and breadth of services as Exponent. We use the data for a general understanding of the marketplace. The competitive compensation data for base salary, total cash compensation and long-term incentives and the executive compensation survey data provided by Radford were reviewed by the Committee to ensure that the Chief Executive Officer and the Executive Vice President and Chief Financial Officer’s compensation are not outliers relative to the peer group reviewed.

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Compensation and Risk Management

The Committee does not believe that our executive compensation program encourages excessive or unnecessary risk-taking. By dividing our executives’ compensation into three key elements, the Committee believes it has properly weighted the performance compensation eligible to be earned by our executives appropriately between short-term and long-term goals. Additionally, the annual bonus for all executive officers is capped at two times their target bonus and 40% of each executive officer’s annual bonus is settled with fully vested restricted stock units that are not delivered for four years. These provisions add protection against disproportionately large short-term incentives. The primary component of our equity compensation program is restricted stock units, which cliff vest four years from the date of grant. The delayed vesting encourages our executives’ sustained focus on the long-term performance of the Company and encourages retention. The Committee believes our executive compensation program promotes proper alignment of our executives’ interests with those of the Company’s stockholders.

Elements of Compensation Program

Base Salary. We believe that competitive base salaries are necessary to attract and retain management talent critical to achieving our business objectives. We strive to provide base salaries commensurate with comparable executives at professional service organizations with similar revenue, operating income, market capitalization, business focus and location and with consulting professionals of similar background and experience working for both professional service organizations and in private practice. Base salaries are reviewed annually and adjusted to realign salaries with market levels after taking into account our performance, as well as the individual’s responsibilities, experience and performance. The level of total compensation relative to our other executive officers, senior scientific and engineering consultants that we hire and those that have left to compete with us are also considered when determining executive officer base salaries.

The base salary for Dr. Johnston, Chief Executive Officer, was not increased in 2018 as Dr. Johnston is expected to transition to the role of Executive Chairman on May 31, 2018. As Executive Chairman, Dr. Johnston’s base salary will be reduced by 50% as he will be in a half-time role. Effective March 31, 2018, the annual base salary for Mr. Schlenker, Executive Vice President and Chief Financial Officer, increased 4% from $460,000 to $480,000. Mr. Schlenker’s increased annual base salary reflected a level that the Committee concluded was appropriate based upon Mr. Schlenker’s performance and the competitive compensation data. Effective May 31, 2018, in connection with her expected promotion to Chief Executive Officer, the annual base salary for Dr. Corrigan, President, will increase 9% from $575,000 to $625,000. Effective March 31, 2018, the annual base salary for Dr. Murray, Group Vice President, increased 10% from $400,000 to $440,000. Dr. Murray’s increased annual base salary reflected a level that the Committee concluded was appropriate based upon Dr. Murray’s performance during fiscal 2017. For 2018, the Committee concluded that the annual salary for Dr. Kytomaa, Group Vice President of $415,000 was competitive and would not be increased.

Bonus. Annual bonuses are designed to create an incentive and to reward named executive officers for their contributions to our performance by making a significant portion of their total compensation variable. Our bonus plan covers all employees, including named executive officers, and the bonus pool is equal to 33% of our pre-tax income before bonuses, stock-based compensation, realized gain/loss on foreign exchange and interest income. An additional amount of up to the amount of the Chief Executive Officer’s target bonus may be added to the bonus pool if the Chief Executive Officer’s targets for revenue and profit are exceeded, as discussed below. Our bonus pool has historically been 33% and the Committee determined that this amount was competitive for fiscal 2017. The total amount available in the bonus pool for fiscal 2017 was $44,752,000. Generally 40% of each named executive officer’s annual bonus is settled with fully vested restricted stock unit awards, rather than cash, to provide a longer term incentive, under which each executive officer has the right to receive shares of our common stock four years from the date of grant. The remainder of each executive officer’s annual bonus is paid in cash.

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Where a named executive officer has responsibilities for both providing direct consulting services to clients and managing a business unit, his or her performance is generally weighted toward the direct consulting activities. For a named executive officer who has broader corporate responsibilities, such as our Executive Vice President and Chief Financial Officer, his performance is based on that officer’s overall contribution to the Company.

On February 16, 2017 the Committee adopted a performance threshold that, if met or exceeded, was structured to allow bonuses and all restricted stock unit awards to qualify as performance based compensation eligible for deductibility under Section 162(m). The 2017 performance threshold was $44 million of EBITDAS (EBITDAS is a non-GAAP financial measure defined as net income before income taxes, interest income, depreciation and amortization and stock-based compensation), which must be exceeded prior to the payout of any bonus under this plan and the grant of any restricted stock units under this plan to our current executive officers. If the $44 million of EBITDAS is exceeded, the Committee can approve a payout of up to 200% of the 2017 target bonus for each executive officer. The 2017 target bonus for the Chief Executive Officer and the Executive Vice President and Chief Financial Officer was their current base salary plus an additional 40% for matching restricted stock units. The 2017 target bonus for all of the remaining executive officers was 80% of their current base salary plus an additional 40% for matching restricted stock units. Actual EBITDAS for fiscal 2017 was $103,655,000, which exceeded the performance threshold.

For fiscal 2017, the Chief Executive Officer’s performance was evaluated using a process developed with the help of Compensia, based on performance objectives in three categories: revenue, profitability, and leadership.

Performance Awards. Our 2008 Equity Incentive Plan authorizes the grant of performance awards to our executive officers. Performance awards are payable only to the extent certain performance targets, based on objective business criteria specified by the Committee, are achieved in the relevant measurement period. Performance awards are payable in cash or restricted stock units, at the discretion of the Committee. At the beginning of each year, the Committee must determine the performance goals and the achievement necessary for the bonus payout. After the conclusion of the performance period, the Committee certifies (1) the extent to which each executive officer has achieved the applicable prior fiscal year’s performance targets, and (2) the appropriate amount, if any, to be paid with respect to such performance-based annual incentive award. Even if the performance targets are achieved, the Committee may reduce the amount of an award through “negative discretion” and thereby reduce the payment made under a performance award, but the Committee cannot increase the amount of such award.

On February 16, 2017, the Committee determined the performance award opportunity to be granted to Dr. Johnston, Chief Executive Officer, for fiscal 2017. In doing so, the Committee established the performance targets, the performance required to achieve payout under the award and maximum amounts payable under this award. The Committee set the target bonus level and maximum payout at amounts they believe are competitive. Dr. Johnston’s target award was set at $233,333 (one-third of Dr. Johnston’s base salary) with the maximum amount payable set at twice the target. Performance between the applicable targets would be paid on a straight-line basis. In establishing the target for Dr. Johnston’s 2017 performance award, the Committee decided that 60% of the award, to the extent earned, would be payable in cash and 40% of the award would be payable in fully vested restricted stock units under which Dr. Johnston has the right to receive shares of our common stock four years from the date of grant.

Two performance targets were established. The revenue performance target was a 3.5% increase in revenues before reimbursements. This target is measured on a scale of 0 to 2 with 0 being equal to 6.5% revenue decline, 1 being equal to 3.5% revenue growth, and 2 being equal to 13.5% revenue growth. Performance between the targets is prorated on a straight-line basis. We exceeded this quantitative goal with actual revenues before reimbursements growth of 10.18%. This resulted in a quantitative performance factor for this objective of 1.67 on a scale of 0 to 2.

The profit performance target was to meet the adjusted EBITDAS target margin. The adjusted EBITDAS margin is the calculated margin (EBITDAS/revenues before reimbursements) excluding the realized gain/loss on foreign exchange. The EBITDAS target margin for fiscal 2017 was 29.14% increased or decreased by five basis points for each 1% of revenue before reimbursements growth above or below 5%. This is also measured on a scale of 0 to 2 with 0 being equal to 200 basis points below the EBITDAS target margin, 1 being equal to the EBITDAS target margin, and 2 being equal to 200 basis points above the EBITDAS target margin. We exceeded this quantitative goal and exceeded the EBITDAS target margin by 205 basis points. This resulted in a quantitative performance factor for this objective of 2.0 on a scale of 0 to 2.

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On February 15, 2018, the Committee certified and determined the amount payable to Dr. Johnston with respect to the cash and equity components of his performance award for fiscal 2017. Both of the performance targets were weighted equally. This resulted in a composite performance factor of 1.835 on a scale of 0 to 2. Accordingly, the formula amount payable for the performance award was $428,000 (target of $233,333 multiplied by the composite performance factor of 1.835).

Qualitative Bonuses. The target for Dr. Johnston’s qualitative bonus was set at $466,667 (two-thirds of Dr. Johnston’s base salary) for fiscal 2017 with the maximum payout set at twice the target. The Committee set the target bonus level and maximum payout at amounts they believe are competitive. Performance was evaluated based on objectives in three categories: revenue, profitability and leadership. The performance objectives for revenue and profit are weighted 25% each and the performance objective for leadership is weighted 50%. The Committee may reduce the qualitative bonus from the target amount at their discretion.

With respect to the revenue objective, the determination was based on the judgment of the Committee, taking into consideration factors such as how well we accomplished strategic growth initiatives and added top talent. For the profit objective, the determination was based on the judgment of the Committee, taking into consideration factors such as how we were able to control expenses and manage headcount growth. The leadership objective was based on the judgment of the Committee taking into consideration factors such as management of enterprise risk and our overall strategic direction.

In determining the appropriate qualitative bonus, the Committee considered Dr. Johnston’s contributions to achieving each of the three objectives. In making a qualitative assessment of the revenue objective the Committee determined that this objective was exceeded due to the business development efforts associated with our strategic growth initiatives and the strong hiring year for talent. We made organizational progress in our industry initiatives and further established Exponent as a provider of user experience studies providing clients with data on how products interact with people. In making a qualitative assessment of the profit objective the Committee determined that this objective was exceeded due to how expenses were managed, infrastructure was leveraged and headcount was managed. Utilization for 2017 was exceptionally strong. With respect to the leadership objective, the Committee recognized that this objective was exceeded due to the management of enterprise risk, the strategic direction provided, the retention of key employees and succession planning at the level of Chief Executive Officer. Based on the Committee’s qualitative evaluation, the composite performance factor was 1.66 on a scale of 0 to 2. Accordingly, the amount payable for the qualitative bonus was $772,000 (target of $466,667 multiplied by the composite performance factor of 1.66). The Committee decided that 60% of the qualitative bonus will be paid in cash and 40% of the qualitative bonus will be settled with fully vested restricted stock units under which Dr. Johnston has the right to receive shares of our common stock four years from the date of grant.

The bonuses for the other named executive officers were determined on a total compensation basis based on their relative contribution to our overall performance. Where a named executive officer has responsibilities for both providing direct consulting services to clients and managing a business unit, his or her performance is generally weighted toward the direct consulting activities. The size of our bonus pool was also considered when determining the annual bonuses for our other named executive officers.

Equity Compensation. Our equity compensation program is designed to align the named executive officers and stockholders’ interests, create a sense of partnership and long-term incentives, provide a mechanism for retention and provide a competitive total compensation package. We use a combination of restricted stock units and stock options to achieve these objectives.

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Generally 40% of each named executive officer’s annual bonus is settled with fully vested restricted stock unit awards. The percentage of each named executive officer’s annual bonus settled with vested restricted stock unit awards may be less than 40% when called for by the terms of an employment agreement or when other equity grants made were deemed adequate to align named executive officers and stockholders’ interests. Under these restricted stock unit awards, each executive officer has the right to receive shares of our common stock four years from the date of grant. Each named executive officer who received a fully vested restricted stock unit award is also granted a matching number of unvested restricted stock unit awards. These unvested restricted stock unit awards cliff vest four years from the date of grant provided the holder has met certain employment conditions. In the case of retirement at 59 ½ years or older, all unvested restricted stock unit awards will continue to vest, provided that the named executive officer does all consulting work through the Company and does not become an employee for a past or present client (direct or indirect) or competitor of the Company.

Our practice is to determine each named executive officer’s bonus and the dollar amount of vested and unvested restricted stock unit awards following the availability of financial results for the prior year. With the exception of significant promotions and new hires, we generally grant restricted stock unit awards once a year during the allocation of our bonus pool. For restricted stock unit awards our 2008 Equity Incentive Plan defines the fair market value of the restricted stock unit awards as the closing price of our stock on the day of grant.

During the annual review process in February 2017, the Committee granted a stock option to purchase 24,000 shares of our common stock to Dr. Johnston, Chief Executive Officer, a stock option to purchase 16,000 shares of our common stock to Mr. Schlenker, Executive Vice President and Chief Financial Officer, and a stock option to purchase 16,000 shares of our common stock to Dr. Corrigan, President. These stock option grants reflect levels that the Committee concluded were generally appropriate based upon past practices within the Company, each individual’s total stock ownership and the amount needed to remain competitive. For stock option awards the exercise price is equal to the closing price of our stock on the date of grant. Our option awards vest ratably over a four-year period beginning on the grant date, subject to continued employment. All stock option awards continue to vest in the case of retirement at 59 ½ years or older, provided that the named executive officer does all consulting work through the Company and does not become an employee for a past or present client (direct or indirect) or competitor of the Company.

Unvested restricted stock unit awards and stock options are occasionally granted for select new hires and promotions. There were no new hire awards granted to any named executive officers.

Executive Stock Ownership Guidelines. We believe that the financial interests of our executive officers should be aligned with those of our stockholders. Our stock ownership guidelines are determined as a multiple of the named executive officer’s annual base salary. Individual guidelines are three times for the Chief Executive Officer, two times for the Executive Vice President and Chief Financial Officer and one time for the other named executive officers. Stock that counts towards satisfaction of our stock ownership guidelines includes shares owned outright by the named executive officer or his or her immediate family members residing in the same household or in trust and restricted stock units, whether or not vested. The value of shares owned outright is Exponent’s prior 365-day average closing common stock price. The value of restricted stock units is the grant date fair value. The calculation is done at the beginning of each year. Named executive officers are required to achieve their stock ownership guideline within five years of the date the guidelines were adopted. If a person’s stock ownership guideline increases, that person has a five-year period to achieve the new guideline. Until the guideline is achieved, the person is required to retain at least 50% of the net shares delivered through our Restricted Stock Unit Program or the exercise of stock options. Net shares refer to those that remain after shares are sold or netted to pay the exercise price of stock options and withholding taxes. As of April 3, 2018, all the named executive officers met the stock ownership guidelines or are expected to meet the applicable ownership guidelines within the specified time period.

Hedging and Pledging. Our insider trading policy prohibits directors, officers, and employees from selling short or otherwise engaging in hedging or offsetting transactions involving Exponent securities, including the trading of those securities on margin. Our policies do not permit any director or officer, including our named executive officers, to pledge Exponent securities as collateral.

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Clawback Policy. We have a “clawback” policy for the recovery of excessive incentive-based compensation. In the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, we will use reasonable efforts to recover from any current or former officer of the Company who was paid or granted incentive based compensation and whom the Board has determined has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties as an officer that contributed to the noncompliance that resulted in the Company’s obligation to prepare the accounting restatement, all excessive incentive-based compensation. Incentive-based compensation includes the amount of the culpable employee’s annual incentive awards paid under our cash incentive program, stock options and performance-based equity or equity-based awards (or any amount attributable to such awards) paid or granted to the culpable employee under our long-term incentive equity program, and any other incentive-based compensation paid or granted in respect of Company and/or individual performance to a culpable employee pursuant to an “incentive plan” as such term is defined in Item 402(a)(6)(iii) of Regulation S-K under the Exchange Act. The policy applies to financial statements filed in a rolling three-year, lookback period. This clawback policy is in addition to any policies or recovery rights that are required under applicable laws, including the Sarbanes Oxley Act and the Dodd Frank Act.

No Compensation Consultant Conflicts of Interest. We are not aware of any conflict of interest that has been raised by the work performed in 2016 by Compensia. During 2016 the Human Resources Committee reviewed the six independence factors enumerated by the Securities and Exchange Commission and determined that Compensia was independent. We did not engage Compensia during 2017.

Nonqualified Deferred Compensation. To attract and retain high performing executive officers and consultants we have a nonqualified deferred compensation plan under which we provide certain highly compensated employees, including the named executive officers, the opportunity to elect to defer the receipt of compensation. Participants in the plan may elect to defer up to 100% of their compensation including base salary and bonus. We also retain the discretion to make company contributions for any participant. For additional information, please refer to the Nonqualified Deferred Compensation table.

Other Benefits. Executive officers participate in our other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, an employee stock purchase plan and company contributions to each employee’s defined contribution retirement account. We also provide paid vacation and other paid holidays to all eligible employees, including named executive officers.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally places a limit of $1,000,000 on the amount of annual compensation that we may deduct in any one year with respect to certain executive officers unless the compensation is qualifying performance-based compensation where certain requirements are met. It is the intent of the Committee to have bonuses and equity compensation qualify for full deductibility to the extent feasible and consistent with our overall compensation objectives. Our 2008 Equity Incentive Plan is designed to enable compensation recognized in connection with bonuses, including performance awards and qualitative bonuses, and equity compensation, including the exercise of stock options and the settlement of restricted stock units to qualify as performance-based compensation eligible for deductibility under Section 162(m). Base salary does not qualify as an exception to the deduction limit under Section 162(m).

The Tax Cuts and Jobs Act (the “Tax Legislation”) was enacted on December 22, 2017. Under the Tax Legislation, the exclusion for performance-based compensation will not be available with respect to taxable years beginning after December 31, 2017 unless the compensation is pursuant to a written binding contract which was in effect on November 2, 2017 and is not modified in any material respect on or after such date. Pursuant to the Tax Legislation, for the taxable year beginning after December 31, 2017, Section 162(m) of the Code was expanded to cover additional executive officers, including the chief financial officer, so that the compensation of the chief executive officer and chief financial officer (at any time during the fiscal year), and the three other most highly compensated executive officers (as of the end of any fiscal year) will be subject to Section 162(m) limitation under the Code. Any executive officer whose compensation is subject to Section 162(m) of the Code in taxable years beginning after December 31, 2016 will have compensation subject to Section 162(m) of the Code for all future years, including years after the executive terminates employment or dies.

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Compensation Accounting Matters

The Committee also considers the accounting and cash flow implications of various forms of executive compensation. In our financial statements, we record salaries and bonuses as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees. The Committee believes, however, that the many advantages of equity compensation more than compensate for the non-cash accounting expense associated with these types of awards. We currently amortize compensation expense associated with equity awards over an award’s requisite service period and establish fair value of equity awards in accordance with applicable accounting standards. Based upon the structure of our employee stock purchase plan program we are not required to record compensation expenses for financial statement purposes in connection with employees’ rights to purchase our stock granted under this program.

Potential Payments upon Termination or Change-in-Control

Our restricted stock unit award agreements state that in the event of a change in control of the Company, the successor shall assume or substitute equivalent awards on the same terms and conditions. If the award holder is involuntarily terminated within a two-year period beginning on the date of the change of control for any reason other than the award holder’s failure to substantially perform the duties of the award holder’s position, all awards are vested and settled on the date of termination. Assuming a change in control and involuntary termination of employment, the value of restricted stock unit awards that would have vested based on the closing price of our common stock on December 29, 2017 of $71.10 for each named executive officer was as follows: Dr. Johnston $2,124,183, Mr. Schlenker $1,330,851, Dr. Corrigan $1,285,986, Dr. Murray $957,931, and Dr. Kytomaa $789,281. We do not have any other contracts, agreements (including employment agreements), plans or arrangements, whether written or unwritten, providing for payments to a named executive officer at, following, or in connection with any termination of a named executive officer or a change in control or a change in a named executive officer’s responsibilities.

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REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Human Resources Committee of the Board of Directors does not constitute soliciting material and should not be considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Human Resources Committee of the Board of Directors oversees the general compensation policies for all employees and the specific compensation plans for officers of the Company, including the Chief Executive Officer. The Committee is composed of four independent non-employee directors. No executive officers of the Company are included on the Human Resources Committee.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis, and based on the review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy statement.

Members of the Human Resources Committee

Debra L. Zumwalt, Chairperson
Carol Lindstrom
Karen A. Richardson
John B. Shoven, Ph.D.

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SUMMARY COMPENSATION TABLE

The following table summarizes information regarding compensation earned by our named executive officers during fiscal 2017:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3) (5)	Option Awards ($) (4) (5)	All Other Compensation ($)		Total ($)

Paul R. Johnston, Ph.D.	2017	693,750	720,000	600,000	388,442	48,562	(6)	2,450,754
Chief Executive Officer	2016	668,750	450,000	660,000	307,334	46,812	(6)	2,132,896
	2015	644,231	495,000	720,000	319,298	45,096	(6)	2,223,625

Richard L. Schlenker	2017	455,000	450,000	400,000	258,962	31,850	(6)	1,595,812
Executive Vice President,	2016	435,000	300,000	420,000	204,890	30,450	(6)	1,390,340
Chief Financial Officer	2015	415,385	315,000	440,000	212,866	29,077	(6)	1,412,328
and Corporate Secretary

Catherine Ford Corrigan, Ph.D.	2017	568,750	450,000	440,000	258,962	466,173	(8)	2,183,885
President	2016	521,346	330,000	400,000	324,946	123,972	(7)	1,700,264
	2015	497,692	300,000	420,000	-	34,838	(6)	1,252,530

Steven J. Murray, Ph.D.	2017	393,750	450,000	380,000	-	27,562	(6)	1,251,312
Group Vice President	2016	366,250	285,000	360,000	-	25,637	(6)	1,036,887

Harri K. Kytomaa, Ph.D.	2017	415,000	180,000	280,000	-	29,050	(6)	904,050
Group Vice President	2016	381,250	210,000	260,000	-	26,687	(6)	877,937

(1)	The base salaries for our Named Executive Officers took effect for 2017, 2016 and 2015 on April 1, 2017, April 2, 2016, and March 28, 2015, respectively. As such, the amounts in this column reflect three months at their prior year base salaries and nine months at their current year base salaries. Fiscal 2017, fiscal 2016, and fiscal 2015 included 52 weeks of activity.
(2)	The amounts shown in this column represent the value of cash bonuses earned during the year indicated and paid in the first quarter of the subsequent year, excluding the portion settled with vested restricted stock unit awards.
(3)	The amounts shown in this column represent the values of vested and unvested restricted stock unit awards granted during the year indicated, regardless of when earned. The value of restricted stock units granted during the first quarter of 2018 to settle a portion of each named executive officer’s fiscal 2017 bonus are not included in this column.
(4)	The amounts shown in this column represent the Black-Scholes value calculated for stock options granted during the year indicated, regardless of when earned.
(5)	The values of equity-based awards for these columns represent the grant date fair value of the awards in accordance with Accounting Standards Codification (“ASC”) 718. All equity-based awards have dividend equivalent rights (“DER”), which entitle the holder of the award to the same dividend value per share as holders of common stock. DER are subject to the same vesting and other terms and conditions as the corresponding stock award or option award. DER are accumulated and paid when the underlying stock awards or option awards vest and are forfeited if the underlying stock awards or option awards are forfeited. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 29, 2017 regarding assumptions underlying the valuation of equity awards.
(6)	The amounts shown in this column represent the value of Company contributions to each named executive officer’s defined contribution retirement account earned during the year indicated. The Company provides a defined contribution retirement plan for all of its employees whereby the Company contributes to each eligible employee’s account 7% of the employee’s eligible base salary plus overtime. These contributions are made to the 401(k) plan up to the statutory maximum. Any portion of the 7% contribution in excess of the statutory maximum is made to the Company’s nonqualified deferred compensation plan.

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(7)	The amounts shown in this column include:

Company contribution to defined contribution retirement account	$36,494	(6)
Relocation expenses	$64,193	(9)
Tax gross up associated with relocation expenses	$23,285	(9)
Total	$123,972

(8)	The amounts shown in this column include:

Company contribution to defined contribution retirement account	$39,813	(6)
Relocation expenses	$426,360	(10)
Total	$466,173

(9)	On July 29, 2016, Exponent’s Board of Directors appointed Dr. Catherine Corrigan as its President. In connection with this appointment, Dr. Corrigan relocated from our Philadelphia, Pennsylvania office to our Menlo Park, California office. In connection with the relocation we reimbursed Dr. Corrigan for certain relocation expenses including a tax gross up for all taxable relocation expenses.

(10)	In connection with Dr. Corrigan’s relocation during 2016, we purchased her primary residence in Pennsylvania for an appraised value of $1.25 million. We sold the house on March 13, 2017. The amount reported above represents the difference between the amount that we paid for the house (including acquisition costs) and the proceeds from the sale of the house, less selling costs and carrying costs.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

The following table sets forth information regarding grants of plan-based awards to our named executive officers during fiscal 2017:

Name	Grant Date	Human Resource Committee Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price of Underlying Security on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)(7)

Dr. Johnston	03/10/2017	02/16/2017	3,997	(1)			58.70	235,000
	03/10/2017	02/16/2017	1,114	(2)			58.70	65,000
	03/10/2017	02/16/2017	3,997	(3)			58.70	235,000
	03/10/2017	02/16/2017	1,114	(4)			58.70	65,000
	02/16/2017	02/16/2017			24,000	58.10	58.10	388,442

Mr. Schlenker	03/10/2017	02/16/2017	3,408	(1)			58.70	200,000
	03/10/2017	02/16/2017	3,408	(3)			58.70	200,000
	02/16/2017	02/16/2017			16,000	58.10	58.10	258,962

Dr. Corrigan	03/10/2017	02/16/2017	3,748	(1)			58.70	220,000
	03/10/2017	02/16/2017	3,748	(3)			58.70	220,000
	02/16/2017	02/16/2017			16,000	58.10	58.10	258,962

Dr. Murray	03/10/2017	02/27/2017	3,237	(1)			58.70	190,000
	03/10/2017	02/27/2017	3,237	(3)			58.70	190,000

Dr. Kytomaa	03/10/2017	02/27/2017	2,386	(1)			58.70	140,000
	03/10/2017	02/27/2017	2,386	(3)			58.70	140,000

(1)	Amounts represent the number of fully vested restricted stock units granted under our 2008 Equity Incentive Plan.
(2)	Our 2008 Equity Incentive Plan authorizes the grant of performance awards to our executive officers. Performance awards are payable only to the extent certain performance targets, based on objective business criteria specified by the Committee, are achieved in the relevant measurement period. Performance awards are payable in cash or restricted stock units, at the discretion of the Committee. Amounts represent the number of fully vested restricted stock units granted by the Committee to settle the equity component of Dr. Johnston’s 2016 performance award.
(3)	Amounts represent the number of unvested restricted stock units granted under our 2008 Equity Incentive Plan. These awards cliff vest four years from the date of grant. All unvested restricted stock units will continue to vest in the case of retirement at 59 ½ years or older, provided that the named executive officer does all consulting work through the Company and does not become an employee for a past or present client (direct or indirect) or competitor of the Company.
(4)	Our 2008 Equity Incentive Plan authorizes the grant of performance awards to our executive officers. Performance awards are payable only to the extent certain performance targets, based on objective business criteria specified by the Committee, are achieved in the relevant measurement period. Performance awards are payable in cash or restricted stock units, at the discretion of the Committee. Amounts represent the number of unvested restricted stock units granted by the Committee to settle the equity component of Dr. Johnston’s 2016 performance award. These awards cliff vest four years from the date of grant. All unvested restricted stock units will continue to vest in the case of retirement at 59 ½ years or older, provided that the named executive officer does all consulting work through the Company and does not become an employee for a past or present client (direct or indirect) or competitor of the Company.

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(5)	Amounts represent options granted under our 2008 Equity Incentive Plan. These options become exercisable over a period of four years at a rate of 25% per year, subject to continued employment, and expire 10 years from the date of grant. All stock options will continue to vest in the case of retirement at 59 ½ years or older, provided that the named executive officer does all consulting work through the Company and does not become an employee for a past or present client (direct or indirect) or competitor of the Company.
(6)	The amounts shown in this column represent the Black-Scholes value calculated for stock options granted.
(7)	The values of equity-based awards for this column represent the grant date fair value of the awards in accordance with ASC 718. All equity-based awards have dividend equivalent rights (“DER”), which entitle the holder of the award to the same dividend value per share as holders of common stock. DER are subject to the same vesting and other terms and conditions as the corresponding stock award or option award. DER are accumulated and paid when the underlying stock awards or option awards vest and are forfeited if the underlying stock awards or option awards are forfeited. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 29, 2017 regarding assumptions underlying the valuation of equity awards.

Restricted Stock Unit Awards. Each of the named executive officers were awarded the number of vested and unvested restricted stock unit awards as shown in the table above. The number of fully vested restricted stock unit awards granted was determined by dividing the portion of each named executive officer’s 2016 bonus designated for settlement in fully vested restricted stock units by the closing price of our common stock on the day of the grant. An equal number of matching unvested restricted stock unit awards were also granted to each named executive officer. For financial statement reporting purposes the value of these awards is amortized over the shorter of the four-year vesting period or the period between the grant date and the date the award recipient turns 59 ½.

Stock Options. Certain of the named executive officers were awarded stock options as shown in the table above. The exercise price of these stock options was equal to the closing price of our common stock on the date of grant.

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OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END

The following table sets forth information regarding each named executive officer’s outstanding equity awards as of December 29, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)

Dr. Johnston		24,000	(2)	58.10	02/16/2027	5,111	(7)	363,392
	6,000	18,000	(3)	47.26	02/12/2026	6,911	(8)	491,372
	12,000	12,000	(4)	44.20	02/13/2025	8,222	(9)	584,584
	20,250	6,750	(5)	35.40	02/07/2024	9,632	(10)	684,835
	33,000			25.02	02/15/2023

Mr. Schlenker		16,000	(2)	58.10	02/16/2027	3,408	(7)	242,309
	4,000	12,000	(3)	47.26	02/12/2026	4,398	(8)	312,698
	8,000	8,000	(4)	44.20	02/13/2025	5,026	(9)	357,349
	13,500	4,500	(5)	35.40	02/07/2024	5,886	(10)	418,495
	22,000			25.02	02/15/2023
	20,000			24.14	02/09/2022
	25,000			18.86	02/11/2021
	35,000			12.98	02/11/2020

Dr. Corrigan		16,000	(2)	58.10	02/16/2027	3,748	(7)	266,483
	6,000	18,000	(6)	50.81	07/29/2026	4,189	(8)	297,838
						4,798	(9)	341,138
						5,352	(10)	380,527

Dr. Murray	-	-		-	-	3,237	(7)	230,151
						3,770	(8)	268,047
						3,656	(9)	259,942
						2,810	(10)	199,791

Dr. Kytomaa	-	-		-	-	2,386	(7)	169,645
						2,723	(8)	193,605
						2,514	(9)	178,745
						3,478	(10)	247,286

(1)	Value is determined based on the closing price of our common stock on December 29, 2017 of $71.10 per share.
(2)	Four-year vesting at a rate of 25% per year, subject to continued employment. Options fully vest on February 16, 2021
(3)	Four-year vesting at a rate of 25% per year, subject to continued employment. Options fully vest on February 12, 2020.
(4)	Four-year vesting at a rate of 25% per year, subject to continued employment. Options fully vest on February 13, 2019.
(5)	Four-year vesting at a rate of 25% per year, subject to continued employment. Options fully vest on February 7, 2018
(6)	Four-year vesting at a rate of 25% per year, subject to continued employment. Options fully vest on July 29, 2020.
(7)	Stock awards cliff vest on March 10, 2021.
(8)	Stock awards cliff vest on March 11, 2020.
(9)	Stock awards cliff vest on March 13, 2019.
(10)	Stock awards cliff vest on March 14, 2018.

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OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

The following table sets forth information for each named executive officer regarding options exercised and restricted stock units vested during fiscal 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Dr. Johnston	35,000	1,460,895	5,111	(1)	300,000
			12,656	(2)	754,930

Mr. Schlenker	-	-	3,408	(1)	200,000
			8,190	(2)	488,534

Dr. Corrigan	-	-	3,748	(1)	220,000
			5,584	(2)	333,086

Dr. Murray	-	-	3,237	(1)	190,000
			3,630	(2)	216,530

Dr. Kytomaa	-	-	2,386	(1)	140,000
			4,096	(2)	244,326

(1)	The amounts shown represent fully vested restricted stock units granted on March 10, 2017 to settle a portion of each named executive officer's 2016 bonus.
(2)	The amounts shown represent unvested restricted stock unit awards granted on March 15, 2013 that vested and were settled on March 15, 2017.

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NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2017

The following table sets forth information regarding activity in our nonqualified deferred compensation plan for each named executive officer during fiscal 2017:

Name	Executive Contributions in 2017 ($)		Registrant Contributions in 2017 ($) (1)	Aggregate Earnings in 2017 ($)	Aggregate Withdrawals/ Distributions in 2017 ($)	Aggregate Balance at 12/29/17 ($) (2)

Dr. Johnston			28,262	354,176	-	2,247,216

Mr. Schlenker	-		11,900	7,516	-	59,918

Dr. Corrigan	50,000	(3)	17,944	160,920	-	1,173,999

Dr. Murray	-		7,088	20,336	(107,773)	133,380

Dr. Kytomaa	-		8,138	673	(100,213)	129,967

(1)	The Company provides a defined contribution retirement plan for all of it employees, whereby the Company contributes to each eligible employee’s account 7% of the employee’s eligible base salary plus overtime. These contributions are made to the 401(k) plan up to the statutory maximum. Any portion of the 7% contribution in excess of the statutory maximum is made to the Company’s nonqualified deferred compensation plan. Amounts represent Company contributions to the nonqualified deferred compensation plan associated with the defined contribution retirement plan.
(2)	The aggregate balance at December 29, 2017 was fully vested for all named executive officers. Each named executive officer who participates in the nonqualified deferred compensation plan chooses from a number of investment vehicles available under the plan. Earnings are credited based on earnings of the investment options selected by the participant.
(3)	Amount represents the portion of Dr. Corrigan’s 2017 salary, disclosed in the Summary Compensation Table, that the employee elected to contribute to the deferred compensation plan.

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CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO.

We identified the median employee using our world-wide employee population on December 29, 2017. Under the relevant rules, we were required to identify the median employee by use of a consistently applied compensation measure. We identified the median employee by looking at annual base pay, overtime pay, cash bonuses, and our company contributions to our defined contribution retirement plans. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Our median employee compensation as calculated using Summary Compensation Table requirements was $139,412. Our CEO’s compensation as reported in the Summary Compensation Table was $2,450,754. Therefore, our CEO to median employee pay ratio is 18:1. This information is being provided for compliance purposes. Neither the Human Resources Committee nor management of the Company used the pay ratio measure in making compensation decisions.

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EQUITY COMPENSATION PLAN INFORMATION IN FISCAL 2017

The following table sets forth certain information regarding securities authorized for issuance under the Company’s equity compensation plans during the fiscal year ended December 29, 2017. The equity compensation plans of the Company include the 2008 Equity Incentive Plan and the 2008 Employee Stock Purchase Plan.

The 2008 Equity Incentive Plan and the 2008 Employee Stock Purchase Plan were both approved by the Company’s stockholders.

The following table summarizes the Company’s equity compensation plans as of December 29, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	1,486,619	(1)	$36.79	1,718,866	(2)

Equity compensation plans not approved by security holders	-		-	-
Total	1,486,619		$36.79	1,718,866

(1)	Includes 592,592 shares of common stock issuable to settle unvested restricted stock unit awards. Includes 554,027 shares of common stock issuable to settle fully vested restricted stock unit awards. No weighted average exercise price has been assumed for these shares in the table above.
(2)	Includes 223,429 shares which are reserved for issuance under the 2008 Employee Stock Purchase Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

We are a party to indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law.

Exponent Engineering

In January 2006, we entered into a services agreement with Exponent Engineering, P.C., a California professional corporation that is qualified to do business in the States of New York, Michigan, and North Carolina, in order to facilitate the provision of professional engineering services in these states. Pursuant to the agreement, we provide all professional and administrative services required by Exponent Engineering. In exchange for these services, Exponent Engineering will deliver to us all amounts or other consideration received by Exponent Engineering resulting from the provision of these professional services. The shareholders of Exponent Engineering are Paul Johnston, Ph.D., Robert Caligiuri, Ph.D., and John Osteraas, Ph.D. Drs. Johnston, Caligiuri, and Osteraas are all officers of Exponent. However, none of these officers receive any compensation for their participation in Exponent Engineering and have no financial interest in the securities of Exponent Engineering. During fiscal 2017 we received $8,424,000 of consideration from Exponent Engineering under this services agreement.

Audit Committee Approval Procedures

The Audit Committee of the Board of Directors is responsible for reviewing and approving all related party transactions in accordance with its charter and based on the facts and circumstances of each particular situation. Related party transactions subject to review and approval of the Audit Committee include, without limitation, those that are required to be disclosed under applicable SEC and NASDAQ rules.

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OTHER MATTERS

The Company knows of no other matters that will be brought before the Annual Meeting. However, if any such matters are properly presented before the Annual Meeting, it is the intention of the persons named in the Notice to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to vote by phone, vote via the internet or submit your proxy by mail if you elected to receive printed proxy materials at your earliest convenience.

Notice Regarding the Internet Availability of Proxy Materials for the 2018 Annual Meeting. This proxy statement and our 2017 Annual Report on Form 10-K for the fiscal year ended December 29, 2017, as filed with the SEC, will be available at: www.edocumentview.com/EXPO on or about April 17, 2018.

Stockholder Proposals and Nominations for the 2019 Annual Meeting. Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission and our Bylaws.

Stockholder-Initiated Proposals and Nominations for 2019 Annual Meeting

Proposals Submitted under SEC Rules. Stockholder-initiated proposals (other than director nominations) may be eligible for inclusion in our Proxy Statement for the 2019 Annual Meeting (in accordance with SEC Rule 14a-8) and for consideration at the 2019 Annual Meeting. Our Secretary must receive a stockholder proposal no later than the close of business on December 18, 2018 for the proposal to be eligible for inclusion. Any stockholder interested in submitting a proposal or nomination is advised to contact legal counsel familiar with the detailed securities law requirements for submitting proposals or nominations for inclusion in a company’s proxy statement. Proposals should be sent to us at: Exponent, Inc., 149 Commonwealth Drive, Menlo Park, CA 94025, Attention: Corporate Secretary.

Proposals and Nominations under Company Bylaws. Stockholders may also submit proposals for consideration, and nominations of director candidates for election, at the 2019 Annual Meeting by following certain requirements set forth in our Bylaws. The current applicable provisions of our Bylaws are described below. Proposals will not be eligible for inclusion in the 2019 Proxy Statement unless they are submitted in compliance with then applicable SEC rules as referenced above; however, they will be presented for discussion at our 2019 Annual Meeting if the requirements established by our Bylaws for stockholder proposals and nominations have been satisfied.

For nominations and proposals which are intended to be presented at the 2019 Annual Meeting but not intended to be included in our 2019 Proxy Statement, the stockholder must provide the information required by our Bylaws and give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary:

•	not earlier than the close of business on January 17, 2019; and
•	not later than the close of business on February 16, 2019.

For a full description of the requirements for submitting a proposal or nomination, see our Bylaws. Submissions or questions should be sent to us at: Exponent, Inc., 149 Commonwealth Drive, Menlo Park, CA 94025, Attention: Corporate Secretary.

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Proxy Solicitation Costs. The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain Company directors, officers and regular employees, without additional compensation, by personal conversation, telephone, letter, electronically, or by facsimile.

FOR THE BOARD OF DIRECTORS

Richard L. Schlenker, Corporate Secretary

Menlo Park, California

April 17, 2018

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X EXPONENT, INC. 02TC5B 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card IMPORTANT ANNUAL MEETING INFORMATION + A 1.1 - Catherine Ford Corrigan, Ph.D. 1.4 - Karen A. Richardson 1.2 - Paul R. Johnston, Ph.D. 1.5 - John B. Shoven, Ph.D. 1.3 - Carol Lindstrom 1.6 - Debra L. Zumwalt ITEM 1. ELECTION OF DIRECTORS Nominees: For Against Abstain For Against Abstain For Against Abstain Proposals — The Board of Directors recommends you vote FOR the nominees listed and FOR proposals 2, 3, 4 and 5. For Against Abstain ITEM 2. To ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ended December 28, 2018. For Against Abstain ITEM 3. To consider and approve, contingent upon the approval of the two-for-one stock split of the Company’s common stock, an amendment to the Company’s Certificate of Incorporation to change the number of authorized shares of common stock to 120,000,000. ITEM 5. Advisory vote to approve the compensation of the Company’s named executive officers for fiscal 2017. ITEM 4. To consider and approve, contingent upon the approval of the change in number of authorized shares of the Company’s common stock, an amendment to the Company’s Certificate of Incorporation to effect a two-for- one stock split of the Company’s common stock. NOTE: TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS The undersigned stockholder of Exponent, Inc. a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 2018, and hereby appoints Paul R. Johnston and Richard L. Schlenker and either of them, each with power of substitution and revocation, proxies and attorneys-in-fact of the undersigned to represent the undersigned and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held at 149 Commonwealth Drive, Menlo Park, California 94025, at 8:00 a.m., local time, on Thursday, May 31, 2018 and at any adjournment thereof, upon the following matters. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3, 4, AND 5. (Continued and to be marked, dated and signed, on the other side.) Proxy — EXPONENT, INC. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2017 Annual Report to Stockholders are available at: www.edocumentview.com/EXPO B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.